                                                            EXHIBIT 2.3


                          AGREEMENT AND PLAN OF MERGER
                                       AND
                     AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS AGREEMENT ("Agreement" or "Plan") is made and entered effective as of the 22nd day of April, 1999, by and among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Buyer"), CHURCHILL DOWNS MANAGEMENT COMPANY, a Kentucky corporation ("CDMC"), CR ACQUISITION CORP., a Florida corporation ("CR Acquisition"), TP ACQUISITION CORP., a Florida corporation ("TP Acquisition"), CALDER RACE COURSE, INC., a Florida corporation ("Calder"), TROPICAL PARK, INC., a Florida corporation ("Tropical"), and KE ACQUISITION CORP., a Delaware corporation and the sole shareholder of each of Calder and Tropical ("Shareholder"). Buyer is the sole shareholder of CDMC, and CDMC is the sole shareholder of each of CR Acquisition and TP Acquisition. Calder and Tropical are sometimes referred to herein as the "Companies" and individually as a "Company."

                                    RECITALS

     A. Buyer and Shareholder are parties to a Stock Purchase Agreement and Joint Escrow Instructions dated as of January 21, 1999, as amended to date (the "Stock Purchase Agreement") under which Buyer has agreed to purchase, and Seller has agreed to sell, subject to the terms and conditions of the Stock Purchase Agreement, all 667,440 of the issued and outstanding common shares, $.25 par value per share, of Calder (the "Calder Shares"), and all 195 of the issued and outstanding common shares, with no par value per share, of Tropical (the "Tropical Shares") (the Calder Shares and the Tropical Shares are sometimes referred to herein collectively as the "Shares").

     B. Buyer and Shareholder desire to enter into this Plan to provide for the Buyer's acquisition of the Companies and all of the issued and outstanding shares of capital stock thereof, pursuant to the Stock Purchase Agreement as hereby amended, through the merger of CR Acquisition with and into Calder and the merger of TP Acquisition with and into Tropical, in lieu of the direct acquisition of the Shares by Buyer from Shareholder pursuant to the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGERS

     A. THE MERGERS. Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement and this Plan, and in accordance with the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as hereinafter defined), CR Acquisition shall be merged with and into Calder (the "Calder Merger") and TP Acquisition shall be merged with and into

Tropical (the "Tropical Merger") in accordance with the FBCA (collectively, the "Mergers"), whereupon the separate existence of CR Acquisition shall cease and Calder shall continue as the surviving corporation of the Calder Merger (the "Calder Surviving Corporation") and the separate existence of TP Acquisition shall cease and Tropical shall continue as the surviving corporation of the Tropical Merger (the "Tropical Surviving Corporation") (such surviving corporations are sometimes referred to herein as the "Surviving Corporations").

     B. ARTICLES OF MERGER. Upon the terms and subject to conditions set forth in the Stock Purchase Agreement and this Plan (and in order to consummate the Closing under the Stock Purchase Agreement), Articles of Merger for the Calder Merger shall be duly prepared and executed by CR Acquisition and Calder in the form attached as EXHIBIT A hereto and Articles of Merger for the Tropical Merger shall be duly prepared and executed by TP Acquisition and Tropical in the form attached as EXHIBIT B hereto, and thereafter delivered to the Secretary of State of the State of Florida for filing on the Closing Date under the Stock Purchase Agreement and as provided in the FBCA. The Mergers shall become effective upon filing with the Florida Secretary of State of the Calder Articles of Merger and the Tropical Articles of Merger or at such time and date thereafter as provided in such Articles of Merger (the "Effective Time"). The date on which the Effective Time occurs shall be the "Effective Date".

     C. MERGER CONSIDERATION; PURCHASE PRICE; ALLOCATION OF MERGER CONSIDERATION. The parties agree that the "Purchase Price" under the Stock
Purchase Agreement shall be calculated and paid as provided in the Stock Purchase Agreement, subject to adjustment as provided in the Stock Purchase Agreement, and that such Purchase Price is also referred to herein as the "Merger Consideration". The "Cash Balance" under the Stock Purchase Agreement shall be deposited in "Escrow" by Buyer as and when provided under the Stock Purchase Agreement including Section 2.2.2 thereof.

     The parties acknowledge that the allocation of Merger Consideration between the Mergers as provided in Section 2(A) below (the 55%--45% allocation) is preliminarily due to certain related concerns being considered by the parties. Accordingly, the parties hereto agree that such allocation of the Merger Consideration is subject to adjustment for a period of sixty (60) days following the Effective Time by mutual written agreement of Buyer and Shareholder, and that any such subsequently agreed allocation shall thereupon constitute the allocation of the Merger Consideration between the Mergers under this Agreement. Buyer and Shareholder shall endeavor in good faith to agree upon an adjusted allocation during such 60 day period, but if such agreement does not occur during such period then the allocation provided in Section 2(A) below shall constitute the allocation of the Merger Consideration between the Mergers under this Agreement.

                                   ARTICLE 2.

                              CONVERSION OF SHARES

     A. CONVERSION OF SHARES. At the Effective Time, by virtue of the Mergers and without any action on the part of the parties hereto:

              1. All of the outstanding shares of capital stock of Calder shall be converted in the aggregate into the right to receive aggregate consideration equal to fifty-five percent (55%) of the Merger Consideration, and all of the outstanding shares of capital stock of Tropical shall be converted in the aggregate into the right to receive aggregate consideration equal to forty-five percent (45%) of the Merger Consideration, payable as provided in the Stock Purchase Agreement; and the outstanding shares of capital stock of each of Calder and Tropical shall thereupon be automatically cancelled and extinguished; PROVIDED, HOWEVER, that such allocation of the Merger Consideration shall be subject to adjustment following the Effective Time as provided in the second paragraph of Section 1(C) above;

              2. All of the outstanding shares of capital stock of CR Acquisition shall thereupon be converted in the aggregate into 667,440 shares of the common stock of the Calder Surviving Corporation, $0.25 par value per share, and all of the outstanding shares of capital stock of TP Acquisition shall thereupon be converted in the aggregate into 195 shares of the common stock of the Tropical Surviving Corporation, $0.01 par value per share.

     B. ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATIONS; AMENDMENT TO PAR VALUE OF TROPICAL SHARES. The articles of incorporation of Calder in effect immediately prior to the Effective Time shall be the articles of incorporation of the Calder Surviving Corporation and the articles of incorporation of Tropical in effect immediately prior to the Effective Time shall be the articles of incorporation of the Tropical Surviving Corporation, PROVIDED, HOWEVER, that
Article III of the Tropical Surviving Corporation's Articles of Incorporation shall be amended as reflected in Exhibit B hereto to change the par value of Tropical's capital stock from no par value to $0.01 par value per share.

     C. BYLAWS OF SURVIVING CORPORATION. The Bylaws of Calder in effect immediately prior to the Effective Time shall be the Bylaws of the Calder Surviving Corporation, and the Bylaws of Tropical in effect immediately prior to the Effective Time shall be the Bylaws of the Tropical Surviving Corporation.

     D. DIRECTORS AND OFFICERS OF SURVIVING CORPORATIONS. From and after the Effective Time, the respective directors and officers of the Calder Surviving Corporation and the Tropical Surviving Corporation shall be as set forth in the respective Articles of Merger attached as Exhibits A and B hereto, in each case until their respective successors are duly elected or appointed and qualify in the manner provided in the respective Articles of Incorporation and Bylaws of the Surviving Corporations and as otherwise provided by applicable law.

                                   ARTICLE 3.

                               GENERAL PROVISIONS

     A. LAW AND SECTION HEADINGS. This Plan shall be construed and interpreted in accordance with the laws of the State of Florida. Section headings are used in this Plan for convenience only and are to be ignored in the construction of the terms of this Plan.

     B. MODIFICATIONS. The parties hereto may amend, modify or supplement this Plan in such manner as may be agreed by them in writing.

     C.   AMENDMENT.  This  Plan  shall  constitute  an  amendment  to the Stock
Purchase Agreement, and the Stock Purchase Agreement and this Plan shall be construed together in a manner consistent with the intent of the parties reflected herein and therein. Without limitation of the foregoing, the consummation of this Plan and the effectiveness of the Mergers shall satisfy the obligations of the parties under the Stock Purchase Agreement concerning the assignment of the Shares to Buyer at Closing and payment of the Purchase Price, subject, however, to the remainder of the Stock Purchase Agreement. The Buyer and Shareholder hereby reaffirm and ratify the Stock Purchase Agreement, as so amended in its entirety. The Shareholder's and the Buyer's respective representations, warranties, and covenants in this Agreement shall be deemed to be part of the Stock Purchase Agreement and subject to the applicable provisions thereof, including indemnification provisions. The Shareholder's representations and warranties herein shall be deemed to constitute part of Section 7.17 of the Stock Purchase Agreement.

                                   ARTICLE 4.

               CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

     A. AUTHORIZATION, ETC. Each party to this Agreement hereby represents and warrants, to the other parties hereto, that: such representing party has the full corporate power and authority to enter into this Agreement and the agreements and documents contemplated hereby to which such party is or will become a party and perform its respective obligations hereunder and thereunder; that the execution, delivery and performance of this Agreement (including consummation of the Mergers) by such party and all other agreements and transactions contemplated hereby to which such party is or will become a party have been duly authorized by the Board of Directors and shareholders of such party (other than the shareholders of Buyer) (including all approvals required under the FBCA for the Mergers) and no other corporate or other proceedings on its part is necessary to authorize this Agreement and the transactions contemplated hereby; and that upon execution and delivery of this Agreement, this Agreement shall constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                                   *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the date first above written.

                                         "SHAREHOLDER"

CHURCHILL DOWNS MANAGEMENT               KE ACQUISITION CORP.
COMPANY

By:    /S/ JEFFREY M. SMITH              By:    /S/ K. NISHIKAWA
Name:    JEFFREY M. SMITH                Name:    KAORU NISHIKAWA
Title:  PRESIDENT                        Title:   PRESIDENT


                                         "BUYER"

CR ACQUISITION CORP.                     CHURCHILL DOWNS
                                         INCORPORATED

By:    /S/ REBECCA C. REED               By:   /S/ ROBERT L. DECKER
Name:    REBECCA C. REED                 Name:   ROBERT L. DECKER
Title:  PRESIDENT                        Title:   EXECUTIVE V.P. AND CFO





TP ACQUISITION CORP.                     CALDER RACE COURSE, INC.


By:    /S/ REBECCA C. REED               By:    /S/ C. KENNETH DUNN
Name:    REBECCA C. REED                 Name:      C. KENNETH DUNN
Title:   PRESIDENT                       Title:   PRESIDENT



                                         TROPICAL PARK, INC.

                                         By:    /S/ C. KENNETH DUNN
                                         Name:     C. KENNETH DUNN
                                         Title:  PRESIDENT

                                   EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                  CR ACQUISITION CORP., a Florida corporation
                                      INTO
                CALDER RACE COURSE, INC., a Florida corporation


         Pursuant to the provisions of Section  607.1101 and Section 607.1105 of

the  Florida  Business   Corporation  Act,  CR  ACQUISITION   CORP.,  a  Florida

corporation ("Acquisition"), and CALDER RACE COURSE, INC., a Florida corporation

("Calder" or the "Surviving  Corporation"),  hereby adopt the following Articles of Merger for the  purpose of merging  Acquisition  with and into the  Surviving

Corporation  (the "Merger").  All of the  outstanding  shares of common stock of

Acquisition  are  held  by  Churchill  Downs  Management   Company,  a  Kentucky

corporation ("Parent"). The Parent, Acquisition, Calder, the sole shareholder of

Calder and certain  other parties are parties to an Agreement and Plan of Merger and  Amendment  to Stock  Purchase  Agreement  dated April 22, 1999 (the "Merger

Agreement")  pursuant to which the parties have  prepared and caused to be filed these Articles of Merger.

         FIRST:  The plan of  merger  for the  Merger  (the  "Plan of  Merger"),

pursuant  to Section  607.1101  of the  Florida  Business  Corporation  Act (the

"FBCA"),  is as set  forth in these  Articles  of  Merger,  including  Exhibit A hereto,  which  Exhibit is  incorporated  herein and  constitutes  part of these

Articles of Merger.

         SECOND: The Merger shall be effective upon the filing of these Articles of Merger with the  Secretary of State of the State of Florida  (the  "Effective

Time"). At the Effective Time, by virtue of the Merger and without any action on the part of  Calder,  Acquisition  or  Parent  or other  parties  to the  Merger

Agreement,  (i)  Acquisition  shall  be  merged  with  and  into  the  Surviving

Corporation,  with the Surviving  Corporation being the surviving corporation of the

Merger and the separate existence of Acquisition shall thereupon cease, (ii) all of the shares of capital stock of Calder  outstanding  immediately  prior to the

Effective Time shall be  automatically  cancelled and converted at the Effective

Time into the right to  receive  an  aggregate  cash  payment  in the  amount as provided in Exhibit A hereto, and (iii) all of the outstanding shares of capital stock of Acquisition  shall be converted in the aggregate into 667,440 shares of common stock of the Surviving Corporation,  $0.25 par value per share, whereupon

Parent shall thereby become the sole  shareholder of the Surviving  Corporation.

The Merger shall have the effects set forth in Section 607.1106 of the FBCA, and all property, rights, privileges,  policies and franchises of each of Calder and

Acquisition shall vest in the Surviving  Corporation and all debts,  liabilities and duties of each of Calder and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         THIRD: The Articles of Incorporation of Calder as in effect immediately prior to the  Effective  Time  shall  continue  in full  force and effect as the

Articles of  Incorporation  of the Surviving  Corporation upon and following the

Effective Time until thereafter amended in accordance with applicable law.

         FOURTH:  The  Bylaws of Calder  as in effect  immediately  prior to the

Effective  Time  shall  continue  in full  force and effect as the Bylaws of the

Surviving  Corporation  upon and following the Effective Time,  until thereafter amended in accordance with applicable law.

         FIFTH: From and after the Effective Time, the respective  directors and officers of the Surviving Corporation shall be as set forth in Exhibit B hereto,

in each case until their respective successors are duly elected or appointed and qualify in the manner  provided in the Articles of  Incorporation  and Bylaws of the Surviving Corporations and as otherwise provided by applicable law.

     SIXTH:  The Plan of Merger was  approved by the sole  Director and the sole shareholder  of  Acquisition as of April 22, 1999, and by the Board of Directors

and sole shareholder of Calder as of April 22, 1999.

         *       *       *       *       *

         IN WITNESS  WHEREOF,  each of Acquisition  and Calder have caused these

Articles of Merger to be signed in their respective corporate names and on their behalf by an authorized officer, as of this 23rd day of April, 1999.

                                CR ACQUISITION CORP.


                                By:______________________________
                                Name:____________________________
                                Title:___________________________



                                CALDER RACE COURSE, INC.


                                By:______________________________
                                Name:____________________________
                                Title:___________________________

                                   EXHIBIT A

                              CONVERSION OF SHARES

         At the  Effective  Time,  pursuant to these  Articles of Merger and the

Merger  Agreement,  the  outstanding  shares of capital stock of Calder shall be converted  into the right to receive an aggregate  cash  payment of  Forty-Seven

Million Three Hundred Thousand Dollars  ($47,300,000) to be thereupon  delivered and paid as provided and subject to the terms set forth in the Merger Agreement.

                                   EXHIBIT B

                OFFICERS AND DIRECTORS OF SURVIVING CORPORATION


                          OFFICERS

          NAME                   OFFICE

          Thomas H. Meeker       Chairman
          C. Kenneth Dunn        President
          Randell E. Soth        Vice President and General Manager
          Robert Decker          Vice President and Treasurer
          Michael Abes           Assistant Secretary
          Rebecca C. Reed        Secretary
          Vicki L. Baumgardner   Assistant Treasurer



                         DIRECTORS

                         NAME

                         Robert L. Decker
                         C. Kenneth Dunn
                         Thomas H. Meeker
                         Rebecca C. Reed
                         Jeffrey M. Smith

                                   EXHIBIT B

                               ARTICLES OF MERGER
                                       OF
                  TP ACQUISITION CORP., A FLORIDA CORPORATION
                                      INTO
                   TROPICAL PARK, INC., A FLORIDA CORPORATION


         Pursuant to the provisions of Section  607.1101 and Section 607.1105 of

the  Florida  Business   Corporation  Act,  TP  ACQUISITION   CORP.,  a  Florida

corporation  ("Acquisition"),  and TROPICAL  PARK,  INC., a Florida  corporation

("Tropical" or the "Surviving Corporation"), hereby adopt the following Articles of Merger for the  purpose of merging  Acquisition  with and into the  Surviving

Corporation  (the "Merger").  All of the  outstanding  shares of common stock of

Acquisition  are  held  by  Churchill  Downs  Management   Company,  a  Kentucky

corporation ("Parent"). The Parent, Acquisition,  Tropical, the sole shareholder of Tropical and certain  other  parties are parties to an Agreement  and Plan of

Merger and  Amendment  to Stock  Purchase  Agreement  dated  April 22, 1999 (the

"Merger Agreement") pursuant to which the parties have prepared and caused to be filed these Articles of Merger.

         FIRST:  The plan of  merger  for the  Merger  (the  "Plan of  Merger"),

pursuant  to Section  607.1101  of the  Florida  Business  Corporation  Act (the

"FBCA"),  is as set  forth in these  Articles  of  Merger,  including  Exhibit A hereto,  which  Exhibit is  incorporated  herein and  constitutes  part of these

Articles of Merger.

         SECOND: The Merger shall be effective upon the filing of these Articles of Merger with the  Secretary of State of the State of Florida  (the  "Effective

Time"). At the Effective Time, by virtue of the Merger and without any action on the part of  Tropical,  Acquisition  or Parent or other  parties  to the  Merger

Agreement,  (i)  Acquisition  shall  be  merged  with  and  into  the  Surviving

Corporation,  with the Surviving  Corporation being the surviving corporation of the

Merger and the separate existence of Acquisition shall thereupon cease, (ii) all of the shares of capital stock of Tropical outstanding  immediately prior to the

Effective Time shall be  automatically  cancelled and converted at the Effective

Time into the right to  receive  an  aggregate  cash  payment  in the  amount as provided in EXHIBIT A hereto, and (iii) all of the outstanding shares of capital stock of  Acquisition  shall be  converted in the  aggregate  into 195 shares of common stock of the Surviving Corporation,  $0.01 par value per share, whereupon

Parent shall thereby become the sole  shareholder of the Surviving  Corporation.

The Merger shall have the effects set forth in Section 607.1106 of the FBCA, and all property,  rights,  privileges,  policies and franchises of each of Tropical and  Acquisition  shall  vest  in  the  Surviving  Corporation  and  all  debts,

liabilities  and duties of each of Tropical  and  Acquisition  shall  become the debts, liabilities and duties of the Surviving Corporation.

         THIRD:   The  Articles  of  Incorporation  of  Tropical  as  in  effect immediately  prior to the Effective Time shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation upon and following the Effective Time until  thereafter  amended in accordance with applicable law;

PROVIDED,  HOWEVER,  that THE PAR VALUE OF THE  CAPITAL  STOCK OF THE  SURVIVING

CORPORATION AS SET FORTH IN ARTICLE III OF THE SURVIVING  CORPORATION'S ARTICLES

OF  INCORPORATION  SHALL BE AND HEREBY IS CHANGED FROM NO PAR VALUE TO $0.01 PAR

VALUE PER SHARE, AND SUCH ARTICLE III IS HEREBY AMENDED ACCORDINGLY.

         FOURTH:  The Bylaws of Tropical as in effect  immediately  prior to the

Effective  Time  shall  continue  in full  force and effect as the Bylaws of the

Surviving  Corporation  upon and following the Effective Time,  until thereafter amended in accordance with applicable law.

         FIFTH:  From and after the Effective Time, the respective directors and officers of the Surviving Corporation shall be as set forth in EXHIBIT B hereto,

in each case until their respective
successors  are duly elected or appointed and qualify in the manner  provided in the Articles of  Incorporation  and Bylaws of the Surviving  Corporations and as

otherwise provided by applicable law.

         SIXTH:  The Plan of Merger was  approved by the sole  Director  and the sole  shareholder  of  Acquisition  as of April  22,  1999,  and by the Board of

Directors and sole shareholder of Tropical as of April 22, 1999.

                                    *   *   *   *   *

         IN WITNESS WHEREOF,  each of Acquisition and Tropical have caused these

Articles of Merger to be signed in their respective corporate names and on their behalf by an authorized officer, as of this 23rd day of April, 1999.

                              TP ACQUISITION CORP.


                              By:______________________________
                              Name:____________________________
                              Title:___________________________



                              TROPICAL PARK, INC.


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                    EXHIBIT A

                              CONVERSION OF SHARES

     At the Effective Time,  pursuant to these Articles of Merger and the Merger

Agreement,  the  outstanding  shares  of  capital  stock  of  Tropical  shall be converted  into the right to receive an aggregate  cash payment of  Thirty-Eight

Million Seven Hundred Thousand Dollars  ($38,700,000) to be thereupon  delivered and paid as provided and subject to the terms set forth in the Merger Agreement.

                                    EXHIBIT B

                 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION


                                        OFFICERS

         Name                               Office

         Thomas H. Meeker                   Chairman
         C. Kenneth Dunn                    President
         Randell E. Soth                    Vice President and General Manager
         Robert Decker                      Vice President and Treasurer
         Michael Abes                       Assistant Secretary
         Rebecca C. Reed                    Secretary
         Vicki L.Baumgardner                Assistant Treasurer



                             DIRECTORS

                             Name

                             Robert L. Decker
                             C. Kenneth Dunn
                             Thomas H. Meeker
                             Rebecca C. Reed
                             Jeffrey M. Smith